Exhibit 3.4

BYLAWS

OF

PETRO RIVER OIL CORP.

ARTICLE I

OFFICES

Section 1.01. Registered Office. The registered office of Petro River Oil Corp. (the “Corporation”) in the State of Delaware shall be as set forth in the Corporation’s certificate of incorporation, as amended from time to time.

Section 1.02. Principal Office. The principal office for the transaction of the business of the Corporation shall be at 1980 Post Oak Blvd, Suite 2020, Houston, TX 77056 or at such other address as may be designated by the Board of Directors (the “Board”) from time to time. The Board is hereby granted full power and authority to change said principal office from one location to another.

Section 1.03. Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE II

STOCKHOLDER’S MEETINGS

Section 2.01. Annual Meetings. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings shall be held on a date and at a time designated by the Board.

Section 2.02. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, the Board or a committee of the Board which has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in these Bylaws, include the power to call such meetings. Unless otherwise prescribed by statute, the Certificate of Incorporation or these Bylaws, special meetings may not be called by any other person or persons. No business may be transacted at any special meeting of stockholders other than such business as may be designated in the notice calling such meeting.

Section 2.03. Place of Meeting. The Board, the Chairman of the Board, or a committee of the Board, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders called by the Board, the Chairman of the Board, or a committee of the Board.

Section 2.04. Notice of Meeting. Unless otherwise provided by law, written notice stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, or by such other method permitted by law, to each stockholder of record entitled to vote at such meeting. If mailed, or transmitted by another method permitted by law, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, or transmitted, as the case may be, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Meetings may be held without notice if stockholders holding at least a majority of the voting interest of the shares of stock of the Corporation entitled to be voted thereat are present in person or represented by proxy (unless any stockholder is present at the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened), or if notice is waived by those not present in accordance with Section 8.02 of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be canceled, by resolution of the Board upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Section 2.05. Quorum and Adjournment. Except in the case of any meeting for the election of directors summarily ordered as provided by law, the holders of record of thirty-three and one-third percent (33.33%) in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the shareholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all stockholders, any officer entitled to preside at, or to act as secretary of such meeting may adjourn such meeting from time to time. The Chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place, of adjourned meetings need be given except as required by law. No business may be transacted at a meeting in the absence of a quorum other than the adjournment of such meeting, except that if a quorum is present at the commencement of a meeting, business may be transacted until the meeting is adjourned even though the withdrawal of stockholders results in less than a quorum.

Section 2.06. Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(i)	Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board or (C) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

(ii)	For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(iii)	Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(ii) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c) General.

(i)	Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

(ii)	For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii)	Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

Section 2.07. Voting.

(a) Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the Corporation:

(i)	on the date fixed pursuant to Section 5.07 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or

(ii)	if no such record date shall have been so fixed, then (a) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

(b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Nothing in this Section 2.07 shall be construed as limiting the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledging shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

(c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who theretofore may have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority of the shares present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The vote at any meeting of the stockholders on any questions shall be by ballot and each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

Section 2.08. List of Stockholders. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting during ordinary business hours at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the duration thereof, and may be inspected by any stockholder who is present.

Section 2.09. Inspectors of Election. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to act at the meeting. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of such meeting shall appoint one or more inspectors to act at the meeting. Each inspector so appointed shall first sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at a meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. Reports of the inspectors shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties as inspectors. The inspectors need not be stockholders of the Corporation, and any officer of the Corporation may be an inspector on any question other than a vote for or against a proposal in which he shall have a material interest.

Section 2.10. Stockholder Action by Written Consent. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of the statutes, the notice of the meeting, the meeting and the vote of stockholders may be dispensed with if a consent or consents in writing, setting forth the actions so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in this State, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided, however, that prompt notice must be given to all stockholders of record of the taking of corporate action by written consent of stockholders without a meeting. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Section 2.11. Record Date for Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the board of directors to fix a record date. The board of directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the board of directors pursuant to the first sentence of this Section 2.11). If no record date has been fixed by the board of directors pursuant to the first sentence of this Section 2.11 or otherwise within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

Section 2.12. Inspection of Written Consents. In the event of the delivery, in the manner provided by Section 2.11, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Section 2.11 represent at least a minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Section 2.12 shall in any way be construed to suggest or imply that the board of directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 2.13. Form of Written Consents. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated written consent received in accordance with Section 2.11, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in Section 2.11. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01. General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board.

Section 3.02. Number, Election and Terms. The number of the directors of the Board of the Corporation, which shall consist of not less than one nor more than ten members, shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies. Directors, who shall be elected at the annual meeting of stockholders for a term of one (l) year, shall hold office until their successors are elected and qualify. Directors need not be stockholders. The Corporation may provide in any designation of a class of Preferred Stock or otherwise by amendment to the Corporation’s Certificate of Incorporation, for the designation of a director nominee required to be appointed by the Board to fill a vacancy.

During any period when the holders of any series of Preferred Stock have the right to nominate, designate, or have appointed or elected one or more directors, then upon commencement, and for the duration, of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to nominate, designate, or have appointed or elected, the additional directors so provided for or fixed pursuant to said provision (unless any such provision remaining in effect requires the number of directors to remain fixed), and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever first occurs, subject to the director’s earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of a series of Preferred Stock having such right to nominate, designate or have appointed or elected additional directors are divested of such right pursuant to the provisions of such terms of the designation creating such right, the terms of office of all such additional directors or successors appointed or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

Section 3.03. Procedure for Election of Directors; Required Vote. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and each director to be elected by stockholders shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present.

Section 3.04. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.05. Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office at any time, but only:

(i)	for cause and only by the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class;

(ii)	by a vote of sixty-six and two-thirds percent (66 2/3%) of the other members of the Board in the case of a conviction of or plea of guilty or nolo contendere by such director to either (A) a felony, or (B) any crime involving fraud or embezzlement; or

(iii)	by a vote of sixty-six and two-thirds percent (66 2/3%) of the other members of the Board in the case of any adjudication in any civil suit, or written acknowledgment by the director in any agreement or stipulation of the Securities Exchange Commission of any theft, embezzlement, fraud or other intentional act of dishonesty involving the Corporation or any other person.

Section 3.06. Vacancies. Subject to applicable law and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, authorized directorship remaining unfilled and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office to which they have been elected expires and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors of the Corporation shall shorten the term of any incumbent director.

Section 3.07. Place of Meeting, Etc. The Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board (or any committee of the Board) by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.08. Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

Section 3.09. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board of Directors or the Chief Executive Officer. Notice of any special meeting of directors shall be given to each director at his business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, electronic mail or electronic messaging system, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by facsimile transmission, electronic mail, or electronic messaging system, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Such notice may be waived by any director and any meeting shall be a legal meeting without notice having been given if all the directors shall be present thereat or if those not present shall, either before or after the meeting, sign a written waiver of notice of, or a consent to, such meeting or shall after the meeting sign the approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or be made a part of the minutes of the meeting.

Section 3.10. Quorum and Manner of Acting. Except as otherwise provided in the Certificate of Incorporation or these Bylaws or by law, the presence of a majority of the total number of directors then in office shall be required to constitute a quorum for the transaction of business at any meeting of the Board. Except as otherwise provided in the Certificate of Incorporation or these Bylaws or by law, all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

Section 3.11. Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 3.12. Compensation. The directors shall receive only such compensation for their services as directors as may be allowed by resolution of the Board. The Board may also provide that the Corporation shall reimburse each such director for any expense incurred by him on account of his attendance at any meetings of the Board or Committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

Section 3.13. Executive Committee. There may be an Executive Committee of two or more directors appointed by the Board, who may meet at stated times, or in notice to all by any of their own number, during the intervals between the meetings of the Board; they shall advise and aid the officers of the Corporation in all matters concerning its interest and the management of its business, and generally perform such duties and exercise such powers as may be directed or delegated by the Board from time to time. The Board of Directors may also designate, if it desires, other directors as alternate members who may replace any absent or disqualified member of the Executive Committee at any meeting thereof. To the full extent permitted by law, the Board may delegate to such committee authority to exercise all the powers of the Board while the Board is not in session. Vacancies in the membership of the committee shall be filled by the Board at a regular meeting or at a special meeting for that purpose. In the absence or disqualification of any member of the Executive Committee and any alternate member in his or her place, the member or members of the Executive Committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may, by unanimous vote, appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. The Executive Committee shall keep written minutes of its meeting and report the same to the Board when required. The provisions of Sections 3.08, 3.09, 3.10, 3.11 and 3.12 of these Bylaws shall apply, mutatis mutandis, to any Executive Committee of the Board.

Section 3.14. Other Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more other committees, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may also designate, if it desires, other directors as alternate members who may replace any absent or disqualified member of any such committee at any meeting thereof. To the full extent permitted by law, any such committee shall have and may exercise such powers and authority as the Board may designate in such resolution. Vacancies in the membership of a committee shall be filled by the Board at a regular meeting or a special meeting for that purpose. Any such committee shall keep written minutes of its meeting and report the same to the Board when required. In the absence or disqualification of any member of any such committee and any alternate member or members of any such committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may, by unanimous vote, appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. The provisions of Section 3.08, 3.09, 3.10 and 3.11 of these Bylaws shall apply, mutatis mutandis, to any such committee of the Board.

ARTICLE IV

OFFICERS

Section 4.01. Number. The officers of the Corporation shall be a Chief Executive Officer, a President (who may be the Chief Executive Officer), a Chief Financial Officer, one or more Vice Presidents, a Secretary and a Treasurer. The Board may also elect one or more Assistant Secretaries and Assistant Treasurers. A person may hold more than one office providing the duties thereof can be consistently performed by the same person. If the Corporation has a General Counsel or Chief Legal Officer then, whether or not official action of the Board or the Corporation is taken to appoint such person a Vice President, such person shall be deemed to be a Vice President of the Corporation.

Section 4.02. Other Officers. The Board may appoint such other officers as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4.03. Election. Each of the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.02 or Section 4.05, shall be chosen annually by the Board and shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

Section 4.04. Salaries. The salaries of all executive officers of the Corporation shall be fixed by the Board or by such committee of the Board as may be designated from time to time by a resolution adopted by a majority of the Board.

Section 4.05. Removal; Vacancies. Subject to the express provisions of a contract authorized by the Board, any officer may be removed, either with or without cause, at any time by the Board or by any officer upon whom such power of removal may be conferred by the Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board.

Section 4.06. Chairman of the Board. The Chairman of the Board shall be director appointed by the Board to serve as the Chairman. The Chairman of the Board shall play an active role in helping to build and lead the Corporation, working closely with the entire Board and the Chief Executive Officer to set the Corporation’s strategy, and shall be the co-spokesman for the Corporation along with the Chief Executive Officer. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board and shall have such other powers and duties as may be prescribed by the Board or by applicable law.

Section 4.07. Chief Executive Officer. The Chief Executive Officer shall be an officer of the Corporation and shall have general supervision and direction over the business and affairs of the Corporation, subject to the control of the Board and the provisions of Section 4.06, and shall report directly to the Board. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect; shall, if present and in the absence of the Chairman of the Board, preside at meetings of the stockholders and of the Board; and in general shall exercise all powers and perform all duties as may from time to time be assigned to the Chief Executive Officer by the Board or as may be prescribed in these Bylaws. The Chief Executive Officer shall report directly to the Board.

Section 4.08. President. The President shall be an officer of the Corporation and, in the absence of a separate Chief Executive Officer, shall have general supervision and direction over the business and affairs of the Corporation, subject to the control of the Board and the provisions of Section 4.06, and shall report directly to the Board. In the absence of a designation of a Chief Executive Officer by the Board of Directors, the President shall be the Chief Executive Officer. If the President is not the Chief Executive Officer of the Corporation, then the President shall be the Chief Operating Officer of the Corporation, and shall have general supervision and direction over the business and affairs of the Corporation, subject to the control and direction of the Chief Executive Officer. The President in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Chief Executive Officer or as the Board from time to time. The President shall report directly to the Chief Executive Officer, if separately designated, and otherwise, shall report directly to the Board.

Section 4.09. Chief Financial Officer. The Chief Financial Officer shall be an officer of the Corporation and shall perform all the powers and duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine. The Chief Financial Officer shall report directly to the Chief Executive Officer or, in the absence of a Chief Executive Officer, to the Board.

Section 4.10. The Vice Presidents. The Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall be an officer of the Corporation and shall perform the duties prescribed by the Chief Executive Officer or, in the absence of a Chief Executive Officer, by the Board under whose supervision he shall act.

Section 4.11. The Secretary and Assistant Secretary. The Secretary shall be an officer of the Corporation and shall attend all meetings of the Board and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the standing and special committees of the Board when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or Chief Executive Officer, under whose supervision he shall act. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

The assistant secretary shall be an officer of the Corporation The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or his refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 4.12. The Treasurer and Assistant Treasurer. The Treasurer under whose supervision he shall act and, if not separately appointed by the Board, the Chief Financial Officer of the Corporation shall be deemed to be the Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. Unless otherwise provided by the Board, the Treasurer shall report directly to the Chief Executive Officer or, in the absence of a Chief Executive Officer, to the Board, under whose supervision he shall act.

He shall disburse the funds of the Corporation as may be ordered by the Board, making proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board, at its regular meetings, or when the Board so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

If required by the Board, he shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

The assistant treasurer shall be an officer of the Corporation. The assistant treasurer, or if there be more than one, the assistant treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

ARTICLE V

SHARES AND THEIR TRANSFER

Section 5.01. Certificates for Stock. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman, Chief Executive Officer or President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.

Section 5.02. Signatures. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue.

Section 5.03. Records; Transfer Agent. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

Section 5.04. Transfers of Stock. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made only on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 5.05. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

Section 5.06. Lost, Stolen, Destroyed, and Mutilated Certificates. In any case of loss, theft, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

Section 5.07. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action except for consenting to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not precede the date the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as herein before described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or any other lawful action except for consenting to corporate action in writing without a meeting, the record date shall be the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

Section 5.08. Consideration for Stock. The Board of Directors may authorize stock to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation including, without limitation, cash, services performed or other securities of the Corporation. When the Corporation receives the consideration for which the Board of Directors authorized the issuance of stock, such stock shall be fully paid and non-assessable (if non-assessable stock) and the stockholders shall not be liable to the Corporation or to its creditors in respect thereof.

ARTICLE VI

DIVIDENDS AND FINANCES

Section 6.01. Dividends. Dividends may be declared by the directors and paid out of any funds legally available therefor under the laws of Delaware, as may be deemed advisable from time to time by the Board of Directors of the Corporation. Before declaring any dividends, the Board of Directors may set aside out of net profits or earned or other surplus such sums as the Board may think proper as a reserve fund to meet contingencies or for other purposes deemed proper and to the best interests of the Corporation.

Section 6.02. Monies. The monies, securities, and other valuable effects of the Corporation shall be deposited in the name of the Corporation in such banks or trust companies as the Board of Directors shall designate and shall be drawn out or removed only as may be authorized by the Board of Directors from time to time.

ARTICLE VII

INDEMNIFICATION

Section 7.01. Indemnification of Officers, Directors, Employees and Agents; Insurance.

(a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, trustee, agent or fiduciary of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, trustee, agent, fiduciary, or in any other capacity, while serving as a director, officer, employee, agent, trustee or fiduciary of another corporation shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitees in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, trustee, agent, fiduciary or in any other capacity, and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that except as provided in paragraph (c) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or is subsequently ratified by the Board of Directors of the Corporation. The Corporation shall not be liable to indemnify the indemnitee with regard to any award in any proceeding if the Corporation was not given a reasonable and timely opportunity, at its expense, to meaningfully participate in the defense of such proceeding.

(b) Right to Advancement of Expenses. The right to indemnification conferred in paragraph (a) of this Section 7.01 shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 7.01 or otherwise.

(c) Written Request. To obtain indemnification under this Bylaw, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (c), a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change of Control” as defined in the Senior Executive Severance Policy, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board. If is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

(d) Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in paragraphs (a) and (b) of this Section 7.01 shall be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article VII is in effect. Any repeal or modification of this Article VII or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the Corporation hereunder. If a claim under paragraph (a) or (b) of this Section 7.01 is not paid in full by the Corporation within thirty (30) days after a written claim pursuant to paragraph (c) has been received by the Corporation, or in the case of a claim for advancement of expenses, in which case the applicable period shall also be thirty (30) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 7.01 or otherwise shall be on the Corporation.

(e) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section 7.01 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(f) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law, provided that such insurance is available on acceptable terms, which determination shall be made by the Board of Directors or by a committee thereof.

(g) Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent and in accordance with the terms authorized from time to time by the board of directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 7.01 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

(h) For purposes of this Section 7.01, references to “the Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 7.01 with respect to the Corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this Section 7.01, references to “serving at the request of the Corporation” shall include any service as director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Section 7.01.

(j) Notwithstanding anything else in this Article VII, in the event that the express provisions of the Delaware General Corporation Law relating to indemnification of, or advancement of expenses by the Corporation to, persons eligible for indemnification or advancement of expenses under this Article VII are amended to permit broader indemnification or advancement of expenses, then the Corporation will provide such indemnification and advancement of expenses to the maximum extent permitted by the Delaware General Corporation Law.

(k) If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each indemnitee of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the full extent permitted by applicable law.

(l) If a determination shall have been made pursuant to paragraph (c) of this Bylaw that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (d) of this Bylaw.

(m) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (d) of this Bylaw that the procedures and presumptions are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Bylaw.

(n) For purposes of this Bylaw:

(i)	“Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant; and

(ii)	“Independent Counsel” means a law firm, a member of a law firm, or and independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Bylaw.

ARTICLE VIII

MISCELLANEOUS

Section 8.01. Seal. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and the year of incorporation.

Section 8.02. Waiver of Notices. Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

Section 8.03. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

Section 8.04. Amendments. These Bylaws may be altered, amended or repealed at any meeting of the Board or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board, in a notice given not less than two days prior to the meeting; provided, however, that, in the case of amendments by stockholders, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, the Certificate of Incorporation of these Bylaws, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66.66%) of the total voting power of all the then outstanding shares of Voting Stock of the Corporation, voting together as a single class, shall be required to alter, amend or repeal this Section 8.04 or any provision of Sections 2.06, 2.10, 3.02, 3.05 and 3.06 of these Bylaws.

Section 8.05. Voting Stock. Any person so authorized by the Board, and in the absence of such authorization, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer or any Vice President, shall have full power and authority on behalf of the Corporation to attend and to act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock and at any such meeting shall possess and may exercise any and all rights and powers which are incident to the ownership of such stock and which as the owner thereof the Corporation might have possessed and exercised if present. The Board by resolution from time to time may confer like powers upon any other person or persons.

Section 8.06. Conflicts of Interest. No contract or other transaction of the Corporation with any other persons, firms or corporations, or in which the Corporation is interested, shall be affected or invalidated by the fact that any one or more of the directors or officers of the Corporation is interested in or is a director or officer of such other firm or corporation; or by the fact that any director or officer of the Corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction.

In witness whereof the undersigned, as Secretary of Petro River Oil Corp., certifies that the foregoing Bylaws of the Corporation were duly adopted by its Board of Directors on and effective as of August 10, 2012.

/s/Jeffrey Freedman

Jeffrey Freedman, Secretary